UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and Zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement including drafts of the DIP Credit Agreements (each as defined below) is incorporated herein by reference within.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On December 20, 2023 (the “Petition Date”), Bird Global, Inc. (“Bird” or the “Company”) and certain of its direct and indirect subsidiaries including Bird Rides, Inc., Bird Holdco, LLC, Bird Opco, LLC, and Skinny Labs, Inc. (dba Spin) (together with the Company, the “Debtors”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). The Debtors will continue to operate their business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors filed with the Bankruptcy Court certain motions seeking a variety of customary “first day” relief, including authority to pay employee wages and benefits, to pay vendors and suppliers for goods and services provided both before and after the Petition Date, and to continue honoring insurance and tax obligations as they come due. In addition, Debtors filed with the Bankruptcy Court a motion (the “DIP Motion”) seeking approval of the Company’s entry into debtor-in-possession financing on the terms and conditions set forth in the DIP Credit Agreement (as defined and described below). Additionally, on December 20, 2023, the Debtors filed with the Bankruptcy Court a motion seeking approval of certain procedures relating to the marketing and auction (if necessary) of all or some of the Company’s assets, including approval of a Stalking Horse APA (as defined and described below).

Additional Information on the Chapter 11 Cases

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at http://dm.epiq11.com/case/birdglobal/info website administered by Epiq Restructuring, LLC (“Epiq”), a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein. Stakeholders with questions or claims may contact the claims agent at bird@epiqglobal.com.

RSA

A Restructuring Support Agreement (“RSA”) was made and entered into and is effective as of December 21, 2023, by and among (i) the First Lien Agent (as defined below), (ii) the First Lien Lenders (as defined within the RSA) party to that certain Amended and Restated Loan Agreement, dated as of September 19, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, including Amendment No. 1 thereto dated as of November 29, 2023, the “First Lien Credit Agreement”), among (x) Bird Rides, Inc., (“Borrower”), Bird Global, Inc., Bird US Holdco, LLC, and the other Credit Parties thereto (collectively, the “Company Parties”), (y) Midcap Financial Trust, as agent (in such capacity, and including any successor agent appointed under the First Lien Credit Agreement, the “First Lien Agent”), and (z) MidCap Funding V Trust and MidCap Financial Investment Corporation (the “First Lien Lenders,” and together with the First Lien Agent and all other Persons to which First Lien Claims (as defined below) are owed under the First Lien Credit Agreement and the other “Loan Documents” defined therein, the “First Lien Lender Parties”), (iii) each of the Participating Second Lien Lenders (as defined within the RSA) party to that certain Note Purchase Agreement, dated as of December 30, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among the Company Parties, U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, and including any successor collateral agent appointed under the Second Lien Credit Agreement, the “Second Lien Agent” and together with the First Lien Agent, the “Prepetition Agents”), and the lenders party thereto (such lenders, the “Second Lien Lenders,” and the Second Lien Lenders signatory hereto and constituting the Required Lenders under the Second Lien Credit Agreement, the “Participating Second Lien Lenders,” and together with all other Second Lien Lenders and the Second Lien Agent and all other Persons to which Second Lien Claims (as defined within the RSA) are owed under the Second Lien Credit Agreement and the other “Loan Documents” defined therein, the “Second Lien Lender Parties”), (iv) the DIP Lenders (as defined below), (v) the Senior DIP Agent, (vi) the designee entity (the “NewCo Entity”) of the Participating Second Lien Lenders, in its capacity as Buyer under, and as defined in, the Asset Purchase Agreement (as defined below), and (vii) the Company Parties.

In order to fund the Chapter 11 Cases and the Restructuring, and subject to the terms of the Core Definitive Documents, the DIP Lender Parties have committed to make available to the Debtors up to an aggregate new-money principal amount of $25,100,000, pursuant to the following:

DIP Loan Agreement

Subject to the approval of the Bankruptcy Court, the Company, as Borrower (the “DIP Borrower”), and certain of the Company’s direct and indirect subsidiaries, as guarantors (together with the DIP Borrower, the “DIP Loan Parties”), have entered into that certain Senior Secured Priming and Super-Priority Debtor-In-Possession Loan Agreement (the “DIP Loan Agreement”) with the persons from time to time party thereto (the “DIP Lenders”) and MidCap Financial Trust, as Administrative Agent (the “DIP Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Loan Agreement” section of this Current Report on Form 8-K shall have the meanings given to them in the DIP Loan Agreement. Pursuant to the DIP Loan Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein and subject to approval from the Bankruptcy Court, to make available to the DIP Borrower up to $19,500,000 in a credit facility (the “DIP Facility”). The DIP Facility will be used, subject to Bankruptcy Court approval, (a) for working capital, capital expenditures and general corporate purposes, (b) to pay professional fees, (c) to pay for expenses incurred in the administration of the Chapter 11 Cases, and (d) to pay such other amounts due under the DIP Loan Agreement and any associated documents.

The DIP Loan Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the DIP Loan Parties and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Loan Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Loan Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Loan Agreement, including the failure of the DIP Loan Parties to comply with any material term of the DIP Orders.

The foregoing description of the DIP Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Loan Agreement, a substantially final form of which is attached as an Exhibit to the RSA.

DIP Note Purchase Agreement

Subject to the approval of the Bankruptcy Court, the Company, as issuer (the “DIP Issuer”), and certain of the Company’s direct and indirect subsidiaries, as guarantors (together with the DIP Issuer, the “DIP Note Parties”), have entered into that certain Senior Secured Priming and Super-Priority Debtor-in-Possession Note Purchase Agreement (the “DIP Note Purchase Agreement”) with the note purchasers party thereto (the “DIP Note Purchasers”) and U.S. Bank Trust Company, National Association, as Junior DIP Collateral agent (the “DIP Junior Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Note Purchase Agreement” section of this Current Report on Form 8-K shall have the meanings given to them elsewhere in this Current Report on Form 8-K (or, if not defined herein, in the DIP Note Purchase Agreement). Pursuant to the DIP Note Purchase Agreement, the DIP Purchasers have agreed, upon the terms and conditions set forth therein and subject to approval from the Bankruptcy Court, to purchase notes (the “DIP Notes”) from the DIP Issuer for an aggregate purchase price of $5.6 million. The proceeds of the DIP Notes will be used, subject to Bankruptcy Court approval, (a) for working capital and general corporate purposes, (b) to pay professional fees as provided for in the DIP Order, (c) to pay for expenses incurred in the administration of the Chapter 11 Cases or permitted by any first day orders, and (d) to pay such other amounts due under the DIP Loan Agreement and any associated documents.

The proceeds of the DIP Notes will be disbursed to the DIP Issuer in one payment, subject to approval by the Bankruptcy Court. The DIP Notes will bear interest at the rate of 18% per annum, payable in kind. Certain prior notes issued by the Company prior to the filing of the Bankruptcy petition, in the aggregate amount of $4,000,000 (also bearing interest at the rate of 18% per annum, payable in kind) were rolled up into and became part of the DIP Notes. The DIP Note Parties’ obligations under the DIP Note Purchase Agreement are secured by liens on substantially all of the assets of the DIP Note Parties, subject to certain exceptions; such liens are subordinate to the lenders under the DIP Facility. The DIP Notes will mature on March 18, 2024, subject to certain acceleration or extensions.

The DIP Note Purchase Agreement includes customary negative covenants for debtor-in-possession agreements of this type, including covenants limiting the DIP Note Parties and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Notes for any purpose not permitted by the DIP Note Purchase Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession agreements of this type. The DIP Note Purchase Agreement also includes representations and warranties, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Note Parties’ rights or liens granted under the DIP Note Purchase Agreement, including the failure of the DIP Note Parties to comply with any material term of the DIP Order.

The foregoing description of the DIP Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Note Purchase Agreement, a substantially final form of which is attached as an Exhibit to the RSA.

Item 8.01. Other Events

Cautionary Note Regarding the Company Parties’ Securities

The Company cautions that trading in their securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: December 26, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Interim Chief Executive Officer